Exhibit 16.1

June 28, 2006

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:  Davidson Arts Management, Inc.

We have read the statements made by Davidson Arts Management, Inc. in Item 4 of the Form 8K/A report filed on February 23, 2006 regarding the recent change of auditors. We agree with such statements made regarding our firm.

We have no basis to disagree with any other statement made in Item 4 of such report.

Sincerely,

/s/ Madsen & Associates CPA’s, Inc.

Madsen & Associates CPA’s, Inc.